Exhibit 99.2(o)



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated September 8, 2004, relating to the financial statements of The Topiary Fund for Benefit Plan Investors (BPI) LLC, which appear in such Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

New York, New York
September 8, 2004